Exhibit 11

March 20, 2013

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

Nuveen Arizona Premium Income Municipal Fund

333 West Wacker Drive

Chicago, IL 60606

RE:	Nuveen Arizona Premium Income Municipal Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Arizona Premium Income Municipal Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the post-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 20, 2013 (the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”) and the Acquiring Fund’s MuniFund Term Preferred Shares, $.01 par value per share (the “MTP Shares,” and collectively with the Common Shares, the “Acquiring Fund Shares”) to be issued in exchange for the assets of Nuveen Arizona Dividend Advantage Municipal Fund, Nuveen Arizona Dividend Advantage Municipal Fund 2 and Nuveen Arizona Dividend Advantage Municipal Fund 3, each a Massachusetts business trust (each, an “Acquired Fund” and collectively, the “Acquired Funds”), as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement as the successor to Nuveen Arizona Premium Income Municipal Fund, Inc., a Minnesota corporation (the “Predecessor Fund”).

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b) a copy of the Acquiring Fund’s Declaration of Trust, dated August 24, 2012, as filed with the office of the Secretary of the Commonwealth of Massachusetts on August 28, 2012 (the “Declaration”);

Vedder Price P.C

Nuveen Arizona Premium Income Municipal Fund

March 20, 2013

(c) a draft of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Variable Rate MuniFund Term Preferred Shares with respect to the Acquiring Fund’s Variable Rate MuniFund Term Preferred Shares, Series 2014 (the “VMTP Statement”);

(d) a draft of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares and Appendix A thereto with respect to the Acquiring Fund’s MuniFund Term Preferred Shares, 2.05% Series 2015 and Appendix B thereto with respect to the Acquiring Fund’s MuniFund Term Preferred Shares, 2.90% Series 2016 (the “MTP Statement”);

(e) a certificate of the Secretary of the Acquiring Fund, certifying as to, and attaching copies of, the Acquiring Fund’s Declaration, the VMTP Statement, the MTP Statement, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), the Actions of Initial Trustee by Written Consents dated August 24, 2012 and October 12, 2012 and resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on October 14, 2012 (the “Resolutions”);

(f) a printer’s proof of the Registration Statement received on March 15, 2013; and

(g) a copy of the Agreement and Plan of Reorganization as assigned to and assumed by the Acquiring Fund as the successor to the Predecessor Fund, providing for (a) the acquisition by the Acquiring Fund of substantially all of the assets and substantially all of the liabilities of the Acquired Funds in exchange for the Common Shares and the MTP Shares, (b) the pro rata distribution of such shares to the holders of the shares of the Acquired Funds and (c) the subsequent termination of the Acquired Funds, in the form included as Appendix B to the combined Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (f) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of

Vedder Price P.C

Nuveen Arizona Premium Income Municipal Fund

March 20, 2013

each individual executing any document. We note that the resolutions of the Board of Trustees of the Acquiring Fund adopted on October 14, 2012, as attached to the certificate referenced in subparagraph (e) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions will be finalized and incorporated into minutes of such meeting approved by the Acquiring Fund’s Trustees, prior to the issuance of the Acquiring Fund Shares, in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (f) above; (ii) the number of Common Shares and MTP Shares to be issued will not exceed the amount of such Shares needed to consummate the Reorganization; (iii) the MTP Statement and VMTP Statement will be finalized in substantially the forms of the drafts referred to in subparagraphs (c) and (d) above and duly filed with the Commonwealth of Massachusetts and the City of Boston; (iv) the Predecessor Fund has taken all actions necessary under its charter and Minnesota law to authorize the execution and delivery of the Agreement and Plan and the issuance of its shares in connection with the Reorganization, including the vote of its shareholders as set forth in the Registration Statement; (v) each series of the MTP Shares to be issued in connection with the Reorganization represent stock under Section 18 of the Investment Company Act of 1940, as amended (the “Act”); (vi) immediately after giving effect to the issuance of the MTP Shares, the Fund will continue to meet the “asset coverage” requirements set forth in Section 2.8 of the Fund’s VMTP Statement; (vii) the Agreement and Plan has been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (g) above; (viii) the Agreement and Plan will have been approved by the shareholders of the Acquiring Fund in accordance with the Declaration and has been approved by the shareholders of the Acquired Funds as is set forth in the Registration Statement; (ix) any other consents or approvals required for the Reorganization will have been received; (x) the Declaration, the Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares and (xi) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

Vedder Price P.C

Nuveen Arizona Premium Income Municipal Fund

March 20, 2013

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration or By-Laws refer to, incorporate or require compliance with the Act, or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Acquiring Fund.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Acquiring Fund’s Declaration and the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/BINGHAM McCUTCHEN LLP